                              DIGEX, INCORPORATED

                        3,750,000 Shares of Common Stock
                           ($.01 par value per share)


                               PURCHASE AGREEMENT
                               ------------------

                                                                          [DATE]


FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
Potomac Towers
1001 Nineteenth Street North
Arlington, Virginia  22209

Ladies and Gentlemen:

          DIGEX, Incorporated (the "Company"), a Delaware corporation, confirms its agreement with you and the other Underwriters named in Schedule A annexed hereto (the "Underwriters", which term shall also include any Underwriters substituted as hereinafter in Section 8 provided), for whom you are acting as Representative, with respect to the sale by the Company, and the purchase by the Underwriters, of 3,750,000 shares (the "Firm Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"). In addition, for the sole purpose of covering over-allotments in connection with the sale of the Common Stock, the Company proposes to grant to the Underwriters an option to purchase up to an additional 562,500 Shares (the "Option Shares"). The Firm Shares and any Option Shares purchased pursuant to this Underwriting Agreement are herein referred to as the "Common Shares."

          Prior to the purchase and public offering of the Common Shares by the Underwriters (the "Offering"), the Company and the Underwriters shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Underwriters and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Common Shares will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

          The Company has prepared and filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form SB-2 (Commission File No. 333-5871) and related prospectus for the registration of the

Common Shares pursuant to, and in conformity in all material respects with, the Securities Act of 1933, as amended (the "Act"), and any other applicable rules and regulations of the SEC (the "Rules and Regulations"), has prepared and filed with the SEC such amendments thereto, if any, and such amended preliminary prospectus as may have been required to the date hereof and will file such additional amendments thereto and such additional amended prospectus as may hereafter be required. The Company will promptly prepare and file a prospectus which includes the information (the "Pricing Information") excluded from the preliminary prospectus in reliance upon the Rules and Regulations. Each prospectus used before the time such prospectus is declared effective by the SEC and prior to the date hereof is herein called a "Preliminary Prospectus." Such registration statement and the prospectus constituting a part thereof, as amended at the time the prospectus becomes effective under the Rules and Regulations (and including the Pricing Information), are hereinafter referred to as the "Registration Statement" and the "Prospectus", respectively, except that if any amended or supplemented prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Common Shares which differs from the Prospectus at the time it becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to the Rules and Regulations), the term "Prospectus" shall refer to such newly amended or supplemented prospectus from and after the time it is first provided to the Underwriters for such use. The Company understands that the Underwriters propose to make a public offering of the Common Shares on the terms set forth in the Prospectus as soon as the Underwriters deem such offering advisable after the Registration Statement becomes effective and the Pricing Agreement has been executed and delivered.

          SECTION 1.  Representations and Warranties.
                      ------------------------------

          (a) The Company represents and warrants to, and agrees with, the Underwriters that as of the date hereof and as of the date of the Pricing Agreement (such latter date hereinafter referred to as the "Representation Date"):

               (i) No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued by the SEC, nor has the SEC, to the knowledge of the Company, threatened to issue such an order or instituted proceedings for that purpose. Each Preliminary Prospectus authorized by the Company for public distribution by the Underwriters, as of the date thereof (A) complied in all material respects with the requirements of the Rules and Regulations and (B) did not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided however, that this
                                          ----------------
          representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters regarding the Underwriters or expressly for inclusion in the Prospectus (such information referred to herein as "Underwriters' Information").

               (ii)   The Registration Statement and the Prospectus, at the
          time the Registration Statement becomes effective, at the Representation Date and at all times subsequent thereto up to each Closing Time referred to in Section 2 hereof, complies and will comply in all material respects with the requirements of the Rules and Regulations. The Registration Statement, at the date hereof, at the time the Registration Statement becomes effective and at the Representation Date does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading. The Prospectus at the time the Registration Statement becomes effective, at the Representation Date, at each Closing Time referred to in Section 2 hereof and at all times subsequent thereto when a Prospectus is required to be delivered in connection with offers and sales of the Common Shares, does not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided however, that the representations
                                     ----------------
          and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with Underwriters' Information.

               (iii) At the Closing Time, the Company will have conducted the Offering in all material respects in accordance with all applicable laws, regulations, decisions and orders, and all material terms, conditions, requirements and provisions precedent to the Offering (as defined in the Prospectus) will have been satisfied.

               (iv) There are no contracts, or other documents required to be filed as exhibits to, or to be described in, the Registration Statement by the Rules and Regulations which have not been or will not be so filed or described at the time the Registration Statement becomes effective. The contracts so described in the Prospectus are in full force and effect on the date hereof; the descriptions thereof or references thereto are correct in all material respects; and except as to defaults that individually or in the aggregate would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company, neither the Company nor, to the knowledge of the Company, any other party is in breach of or default under any of such contracts.

               (v) Ernst & Young LLP, the accountants who have certified the financial statements included in the Registration Statement and the Prospectus, are and were at all relevant times, with respect to the Company, independent public accountants within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and as required by the Rules and Regulations.

               (vi) The financial statements and the related notes thereto included in the Registration Statement, any Preliminary Prospectus and the Prospectus comply in all material respects with the requirements of the Rules and Regulations and present fairly the financial position of the Company as of the dates of such financial statements, and the results of operations of the Company for the respective periods covered thereby. Such statements and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The other financial, statistical and pro forma information and related notes included in the Registration Statement and Prospectus present fairly the information purported to be shown thereby at the respective dates thereof and for the respective periods covered thereby and conform in all material respects with the Rules and Regulations.

               (vii) Since the latest respective dates as of which information is given in the Registration Statement and Prospectus, except as otherwise stated in the Registration Statement and Prospectus, (A) there has been no material adverse change or development in the condition (financial or otherwise) of the Company, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company which are material to the Company, other than those in the ordinary course of business, (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock nor has the Company become delinquent in the payment of principal or interest on any outstanding borrowing, and (D) there has not been any change in the capital stock, long-term debt, obligations under capital leases or, other than in the ordinary course of business, short-term borrowings of the Company.

               (viii) The Company has been duly organized and is validly existing and in good standing as a Delaware corporation, and the Company has full corporate power and authority to own, lease and operate its properties and to conduct its businesses as described in the Prospectus. The Company is duly qualified and in good standing as a foreign corporation (or has filed an application to qualify to do business as a foreign corporation and as of each Closing Time will be so qualified and in good standing) in each jurisdiction in which the character of its properties or the nature of its businesses makes such qualification necessary, except where the failure to qualify would not have a material adverse effect on the business of the Company. The Company has obtained and is operating in compliance with all licenses, permits and other governmental authorizations material to the conduct of is businesses, and all such licenses, permits and other governmental authorizations are in full force and effect and the Company has not received notice of proceedings relating to the revocation or modification of any such license, permit or other governmental authorization.

               (ix) The authorized, issued and outstanding capital stock and any outstanding short-term debt, long-term debt and capital lease obligations of the Company are as set forth in the Prospectus under the caption "Capitalization", and any subsequent borrowings and issuances have been made in the ordinary course of business. All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, are owned as indicated in the Prospectus, and, as to the Company, are subject only to such pledges, liens, security interests, charges, claims, equities and encumbrances of any kind to the extent set forth in the Prospectus. Except as disclosed in or contemplated by the Prospectus, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus is accurate.

               (x) This Agreement and the Pricing Agreement have each been duly authorized by the Company and when duly executed and delivered by the Company will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, receivership, conservatorship or other similar laws, regulations or procedures of general applicability relating to or affecting enforcement of the rights of creditors of savings or by general equity principles and the discretion of the court before which any proceeding is brought (regardless of whether enforceability is considered in a proceeding in equity or at law) and except as the obligations of the Company under the indemnification and contribution provisions hereof may be limited by public policy under certain circumstances, including applicable federal or state securities laws.

               (xi) The Common Shares have been duly and validly authorized and reserved for issuance by all necessary corporate action on the part of the Company and, when issued upon payment of the consideration therefor, will be duly and validly issued and will be fully paid and non-assessable and will conform in all material respects with the description thereof contained in the

          Prospectus. The issuance of the Common Shares will not be subject to preemptive rights.

               (xii) The forms of certificates used to evidence the Common Shares are each in due and proper form.

               (xiii) The Company is not in violation of its certificate of incorporation or bylaws; nor is the Company in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company is a party or by which it or any of its properties may be bound, except for such defaults which would not, in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company; the execution and delivery of this Agreement and the Pricing Agreement, the incurrence of the obligations therein set forth and the consummation of the transactions therein contemplated have been duly authorized by all necessary corporate action of the Company and will not result in any violation of the certificate of incorporation or by-laws of the Company, and do not and will not contravene or conflict with, or constitute a default under, or, except as contemplated therein, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company under, (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company is a party or by which it or any of its properties may be bound, except for breaches or defaults which would not, in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company, (B) any existing applicable law, rule or regulation or (C) any judgment, order or decree of, or agreement with, any government or governmental instrumentality or court, domestic or foreign having jurisdiction over the Company or any of its properties.

               (xiv) No approval, authorization, consent or other order, registration or qualification of or with any government, governmental instrumentality or court, domestic or foreign, is required to be obtained at or prior to each Closing Time in connection with the execution and delivery of this Agreement and the Pricing Agreement, or the issuance of the Common Shares in accordance with the terms hereof or thereof, or the use of proceeds thereof, except for (A) the registration of the Common Shares pursuant to the Act and the Rules and Regulations, (B) such approvals, authorizations, consents, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Common Shares by the Underwriters, (C) such approvals, authorizations, consents, registrations or qualifications as may be required to be obtained by the Underwriters, and (D) the clearance of the offering of the

          Common Shares with the National Association of Securities Dealers, Inc. (the "NASD").

               (xv) The Company has good and marketable title to all real and personal properties and assets described in the Prospectus as owned by it and material to its businesses, free and clear of all liens, charges, encumbrances, defects or restrictions, except (A) such as do not materially adversely affect the value of such properties and assets and do not interfere with the use made or proposed to be made of such properties and assets by the Company and (B) such as are described in the Prospectus; and the real and personal property held by the Company under lease or sublease is held by it under valid, subsisting and enforceable leases or subleases, and the Company has the peaceful and undisturbed right to use and possession of the real or personal property held by it under lease or sublease.

               (xvi) The Company is conducting its businesses in compliance in all material respects with all laws, rules, regulations, decisions, directives and orders (including, without limitation, all regulations of the SEC) applicable to it. There is no action, suit, investigation or proceeding before or by any government, governmental instrumentality, arbitrator or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company (A) that is required to be disclosed in the Prospectus and not disclosed therein, (B) that could result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company, (C) that could materially and adversely affect the properties, assets or leasehold interests thereof or (D) that could adversely affect the consummation of the transactions contemplated in this Agreement. All pending legal or governmental proceedings to which the Company is a party or of which any of its property is the subject, which are not described in the Prospectus, including ordinary routine litigation incidental to its respective businesses, would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company. Except as disclosed in the Prospectus, neither the Company nor any of its officers, employees or directors is a party or subject to the provisions of any regulatory action, injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body affecting the business of the Company.

               (xvii) All United States federal income tax returns of the Company and its predecessors required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed which are due and payable have been paid, except assessments against which appeals have been or will be promptly taken. The United States federal income tax returns of the Company and its predecessors through the period ended December 31, 1995 have been closed without audit and all assessments, if any, in connection therewith have been paid by the Company or its predecessors. The Company and its predecessors have filed all other tax returns which are required to be filed by them pursuant to applicable state, local or other law, except insofar as the failure to file such returns would not in the aggregate materially adversely affect the financial condition or the business of the Company, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or its predecessors except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the consolidated books of the Company in respect to any income and corporate tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy which would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company.

               (xviii) The Company maintains a system of internal accounting controls in accordance with the Rules and Regulations that are sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (xix) Except as described in the Prospectus, there are no holders of securities of the Company who by reason of the filing or effectiveness of the Registration Statement with the SEC have the right to request the Company to register under the Act and the Rules and Regulations securities held by them. Except as provided herein there are no claims or agreements for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement payable by the Company.

               (xx) The Company owns, or possesses rights to use, all patents, copyrights, trademarks, service marks, trade names and other rights necessary to conduct the businesses now conducted by it or as described in the Prospectus, and the Company has not received any notice of infringement or conflict with asserted rights of others with respect to any patents, copyrights, trademarks, service marks, trade names or other rights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company, and the Company does not know of any basis for any such infringement or conflict.

               (xxi) No labor dispute involving the Company exists or, to the knowledge of the Company, is imminent which might be expected to have a material adverse effect on the condition (financial or otherwise) earnings, business affairs or business prospects of the Company or which is required to be disclosed in the Prospectus.

               (xxii) Except as described in the Prospectus, there are no contractual encumbrances or material restrictions on the ability of the Company (A) to pay dividends or make any other distributions on its capital stock or to pay any indebtedness owed, (B) to make any loans or advances to, or investments in, any entity or (C) to transfer any of its property or assets to any entity.

               (xxiii) All the documents purporting to be final, definitive documents (and not drafts) delivered or to be delivered by the Company or its representatives in connection with the issuance and sale of the Common Shares, or in connection with the Underwriter's due diligence, were on the dates on which they were delivered, true, complete and correct.

               (xxiv) The Company has not distributed and will not distribute prior to the latest Closing Time any offering material in connection with the offering, other than a Preliminary Prospectus, the Prospectus, the Registration Statement and the other materials permitted by the Rules and Regulations and approved by the Underwriters.

               (xxv) The Company has not taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Common Shares.

               (xxvi) The Company is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               (xxvii) Since the respective dates as of which information is given in the Registration Statement and Prospectus, and except as described in or specifically contemplated by the Prospectus: (A) the Company has not incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material verbal or written agreement or other transaction whether or not arising in the ordinary course of business or which could result in a material reduction in the future earnings of the Company;
          (B) there has not been any material increase in the long-term debt of the Company or in the aggregate dollar or principal amount of the Company's assets which are classified by the Company as substandard, doubtful or loss or loans which are 90 days or more past due; (C) there has not been any material adverse change in the aggregate dollar amount of the Company's assets or its consolidated net worth; (D) there has been no material adverse change in the Company's relationship with its insurance carriers, including, without limitation, cancellation or other termination of any type of insurance coverage; (E) except as disclosed in the Prospectus there has been no material change in management of the Company; (F) the Company has not sustained any material loss or interference with its respective business or properties from fire, flood, windstorm, earthquake, accident or other calamity, whether or not covered by insurance; (G) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company is not in default in the payment of principal or interest on any outstanding debt obligations; (H) there has not been any change in the capital stock (other than upon the sale of the Common Shares hereunder); and
          (I) there has not been any material adverse change in the condition (financial or otherwise), business, properties, results of operations or prospects of the Company other than changes resulting from changes in the economy or the Company's industry generally.

               (xxviii) The Company has not been advised, and has no reason to believe, that the Company is not conducting its business in compliance with all applicable laws, rules and regulations; except as disclosed in the Prospectus or where failure to be so in compliance would not have a material adverse change in the condition (financial or otherwise), business, properties, results of operations or prospects of the Company, where it is already in the process of complying.

               (xxix) The Company maintains insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, forgery, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

               (xxx) The Company has not at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, the effect of which would have a material adverse effect on the Company.

               (xxxi) All material transactions between the Company, and the officers and directors of the Company and their affiliates have been accurately disclosed in the Prospectus. Except as disclosed in the Prospectus, no relationship, direct or indirect, exists between the Company or its directors or officers, which is required to be described in the Prospectus. Except as disclosed in the Prospectus, no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, which is required to be described in the Registration Statement and the Prospectus.

               (xxxii) Except as disclosed in the Prospectus, the Company has no subsidiaries.

               (xxxiii) Except as disclosed in the Prospectus, the Company has not: (i) placed any securities within the last 18 months; (ii) had any material dealings with any member of the NASD or any person related to or associated with such member, other than discussions and meetings relating to the proposed Offering and routine purchases and sales of U.S. Government and agency securities and other assets; (iii) entered into a financial or management consulting agreement except as contemplated hereunder and except for the engagement letter with the Representative, dated __________, 1996 and the engagement letter with Salomon Brothers Inc dated August 12, 1996; or (iv) engaged any intermediary between the Representative and the Company in connection with the Offering, and no person is being compensated in any manner for such service. The Company has complied or will comply in all material respects with each and every undertaking or commitment made by it under the Blue Sky Laws, including, without limitation, each and every undertaking or commitment made in connection with the Offering.

               (xxxiv) The Company has not relied upon the Representative or legal counsel for the Representative for any legal, tax or accounting advice in connection with the Offering (except with respect to the qualification of the Common Stock for offering and sale under the securities laws of certain states).

          (b) Any certificate signed by any officer of the Company and delivered to you or to your counsel shall be deemed a representation and warranty by the Company to you as to the matters covered thereby. Any certificate delivered by the Company to its counsel for purposes of enabling such counsel to render the opinions referred to in Section 5(c) will also be furnished to the Underwriters and its counsel and shall be deemed to be additional representations and warranties by the Company (as appropriate) to the Underwriters as to the matters covered thereby and the Underwriters and its counsel are entitled to rely thereon.

     SECTION 2.  Sale and Delivery to Underwriters; Closing.
                 ------------------------------------------

          (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree to purchase from the Company, the Common Shares at the prices set forth in the Pricing Agreement. If the Underwriters and the Company have elected to enter into the Pricing Agreement after the Registration Statement is effective, the purchase price to be paid by the Underwriters for the Common Shares shall be an amount equal to the initial public offering price, less an amount to be determined by agreement between the Underwriters and the Company. If such price shall not have been agreed upon and the Pricing Agreement shall not have been executed and delivered by all parties thereto by 11:59 p.m. on the fourteenth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Company and the Underwriters and except as otherwise provided in Sections 4, 6, and 7 hereof. If the Underwriters and the Company have elected to enter into the Pricing Agreement prior to the Registration Statement becoming effective, the initial public offering price and the price to be paid by the Underwriters for the Common Shares shall have been determined and set forth in the Pricing Agreement, dated the date hereof, and an amendment to the registration statement and the prospectus will be filed by the Company before the Registration Statement becomes effective.

          (b) The Company hereby grants to the Underwriters an option to purchase from the Company, solely for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Shares, all or any portion of the Option Shares for a period of thirty (30) days from the date hereof at the purchase price per share of Common Stock set forth in the Pricing Agreement. No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

          (c) Payment of the purchase price for the Firm Shares shall be made at the office of Friedman, Billings, Ramsey & Co., Inc., or at such other place as shall be agreed upon by the Underwriters and the Company, at 10:00 a.m. on the third business day after the date of the Pricing Agreement or, if the Purchase Agreement is executed after 4:30 p.m. Washington, D.C. time, the fourth business day after the date of the Pricing Agreement (such time and date of payment and delivery being herein called the "First Closing Time"). Payment shall be made to the Company by certified or official Company check or checks in New York Clearing House or similar next day funds payable to the account of the Company against delivery to the Underwriters of the Common Shares to be purchased by them, provided, however, that if the Prospectus is at any time prior to the First Closing Time recirculated to the public, the First Closing Time shall occur upon the later of the third full business day following the first date that any of the Common Shares are released by you for sale to the public or the date that is 48 hours after the date that the Prospectus has been so recirculated.

          (d) The option to purchase Option Shares granted in this Section 2 may be exercised during the term thereof by written notice to the Company from the Underwriters. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the time and date, not earlier than either the First Closing Time or the third business day after the date on which the option shall have been exercised nor later than the fifth business day after the date of such exercise, as determined by the Underwriters, when the Option Shares are to be delivered and the payment of the purchase price therefor paid (the "Option Closing Time") as set forth above for delivery and payment of the Firm Shares. (The First Closing Time and the Option Closing Time are herein individually referred to as the "Closing Time" and collectively referred to as the "Closing Times.")

          (e) Certificates for the Firm Shares and certificates for the Option Shares, if the option to purchase the same is exercised on or before the third business day prior to the First Closing Time, shall be in fully registered form in such authorized denominations and registered in the name of Cede & Co., as nominee of The Depository Trust Company, and/or such other names as the Underwriters may request in writing at least two full business days before the applicable Closing Time. The certificates for the Common Shares will be made available for examination by the Underwriters not later than 10:00 A.M., two business days prior to the applicable Closing Time.

     SECTION 3.  Covenants of the Company.  The Company covenants with the
                 ------------------------
Underwriters as follows:

          (a) The Company shall cause the Registration Statement and any amendments thereto, if not effective at the time of execution of this Agreement, to become effective under the Rules and Regulations as promptly as possible.

          (b) The Company will notify the Underwriters immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto, (ii) of the receipt by the Company or its counsel of any comments from the SEC with respect to the offering of the Common Shares,
(iii) of any request to the Company or its counsel by the SEC for any amendment or supplement to the Prospectus or for additional information and (iv) of the issuance or initiation by the SEC or by any other state securities regulatory authority of any stop order or cease-and-desist proceeding to suspend the effectiveness of the Registration Statement or interfering with the offering of the Common Shares, or of the suspension of the qualification of the Common Shares for offering or sale in any jurisdiction, or the initiation or threat of any other orders or proceedings for any of such purposes. The Company will make every reasonable effort to prevent the issuance or initiation of any such stop orders or cease-and-desist proceedings and, if any such stop orders or cease-and-desist proceedings are issued or initiated, to obtain the lifting or dismissal thereof at the earliest possible moment.

          (c) The Company will advise the Underwriters promptly of any proposal to amend or supplement the Prospectus through the filing of a post-effective amendment to the Registration Statement and will not file any amendment or supplement to the Prospectus (or to any preliminary prospectus, as the case may be) which shall not have been previously submitted to the Underwriters and their counsel a reasonable time prior to the proposed filing thereof and to which the Underwriters or their counsel shall object.

          (d) The Company will deliver to the Underwriters two signed and as many conformed copies of the Registration Statement as originally filed and of each amendment or supplement thereto (including exhibits filed therewith), as the Underwriters may reasonably request.

          (e) The Company will furnish to the Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Rules and Regulations, such number of copies of the Prospectus (as amended or supplemented) as such Underwriters may reasonably request for the purposes contemplated by the Rules and Regulations.

          (f) If any event shall occur as a result of which it is necessary, in the reasonable judgment of the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus by preparing and furnishing to the Underwriters a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Prospectus (in form and substance reasonably satisfactory to such counsel) so that, as so amended or supplemented, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters shall reasonably request. For the purposes of this subsection, the Company shall furnish such information with respect to itself to the Underwriters, counsel for the Underwriters and counsel for the Company, as may be necessary for counsel for the Underwriters and counsel for the Company to be aware of and to consult with the Underwriters and the Company with respect to the need to amend or supplement the Prospectus and shall furnish such further information as may from time to time be reasonably requested.

          (g) The Company will endeavor, in cooperation with the Underwriters, to qualify the Common Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may reasonably designate and will maintain such qualifications in effect for a period of not less than one year from the effective date of the Prospectus. The Company shall not, however, be obligated to file any general consent to service or process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Common Shares have been qualified as above provided.

          (h) The Company will obtain all approvals, authorizations, consents or other orders, registrations or qualifications of or with, and shall make all filings with, any government, governmental instrumentality or court, domestic or foreign, required to be obtained or to be made in connection with the execution and delivery of this Agreement, or the issuance of the Common Shares in accordance with the terms hereof or thereof, or the use of proceeds thereof, except for such consents, approvals, authorizations, registrations, qualifications or filings as have been obtained or made at or prior to the Closing Time.

          (i) The Company will make generally available to its security holders as soon as practicable, but no later than 45 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of the Rules and Regulations, and which may, but which need not be certified by independent public accountants) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Prospectus.

          (j) During the period of five years hereafter, (A) the Company will furnish to holders of Common Shares and to the Underwriters as soon as practicable after the end of each fiscal year, copies of the Annual Report to Stockholders of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholder's equity and cash flows for the year then ended and the report thereon of the Company's independent public accountants and as soon as practicable after the end of each fiscal quarter a statement (which need not be audited) of the results of operations of the Company for such period and (B) the Company will furnish to the Underwriters as soon as practicable after the filing thereof, paper copies of each definitive proxy or information statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by the Company with the SEC, the NASD or any securities exchange and following any public offering of its Common Stock, as soon as available, copies of any report or communication of the Company mailed generally to holders of such Common Stock.

          (k) The Company will apply the proceeds received from the offering of the Common Shares in the manner set forth in the Prospectus under the caption "Use of Proceeds" and will file such reports with the SEC with respect to the sale of the Common Shares and the application of proceeds therefrom as may be required under the Rules and Regulations.

          (l) During the period of 180 days after the first date that any of the Common Shares are released by the Underwriters for sale to the public, without the prior written consent of the Underwriters (which consent may be withheld at the sole discretion of the Underwriters), the Company will not issue, offer, sell, grant options to purchase or otherwise dispose of any shares of the Common Stock or any other securities convertible into or exchangeable with the Common Stock (provided that the Company may issue or grant options to purchase shares of Common Stock pursuant to any option plan existing on the date hereof and will cause each officer and director of the Company, and each of Grotech IV, Grotech Partners, Grotech Companion, Grotech Pennsylvania, Venrock, Venrock II, Southern, Blue Chip and Crisler (as each of those terms is defined in the Prospectus), on or prior to the date of this Agreement, to furnish to the Underwriters a letter or letters in form and substance satisfactory to counsel to the Underwriters, pursuant to which each such person shall agree not to offer, sell, grant options to purchase or otherwise dispose of any shares of the Common Stock or any other securities convertible into or exchangeable with the Common Stock.

     SECTION 4.  Payment of Expenses.  The Company will pay and bear all costs
                 -------------------
and expenses incident to the performance of its obligations under this Agreement, including (a) the preparation, printing and filing of the Registration Statement (including the exhibits thereto), any Prospectus (including the financial statements thereto) and any amendments and supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (b) the preparation, printing or duplication and distribution of this Agreement, the Common Shares and the Blue Sky survey, (c) the issuance and delivery of the Common Shares to the Underwriters and to any depository therefor, (d) the fees and disbursements of the Company's counsel and accountants, (e) the qualification of the Common Shares under the applicable securities laws in accordance with Section 3(f) hereof and any filing for review of the offering with the NASD, including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith and in connection with such qualification and the Blue Sky survey and may supplement thereto, (f) reasonable out-of-pocket expenses of the Underwriters including fees and disbursements of its counsel and (g) all other fees, costs and expenses referred to in Item 25 of Registration Statement.

          If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 11 hereof or does not become effective in accordance with Section 5 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of counsel for the Underwriters.

     SECTION 5.  Conditions of Underwriter's Obligations.  The obligation of the
                 ---------------------------------------
Underwriters to purchase and pay for the Common Shares that they have agreed to purchase hereunder is subject to the accuracy of the representations and warranties of the Company contained herein at and as of the date hereof, at and as of the time of effectiveness of the Registration Statement and at and as of each Closing Time or contained in certificates of any authorized officer of the Company pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following further conditions:

          (a) The Registration Statement shall have become effective not later than 5:30 p.m. on the date of this Agreement, or at such later time as shall have been consented to in writing by the Underwriters. No stop order or cease-and-desist proceeding suspending the effectiveness of the Prospectus or interfering with the offering of the Common Shares shall have been issued and no proceedings for purposes of issuing a stop order or cease-and-desist proceedings shall have been instituted or shall be pending or, to the knowledge of the Company or you, shall be contemplated by the SEC or by any other state securities regulatory authority. Any request of the SEC for additional information or for inclusion of additional information in the Registration Statement shall have been complied with to your satisfaction and the satisfaction of counsel for the Underwriters.

          (b) At each Closing Time, the Underwriters shall have received the favorable opinion of Latham & Watkins, counsel for the Company dated as of such Closing Time in form and substance satisfactory to counsel for the Underwriters to the effect that:

               (i) The Company has been duly organized and is and, after giving effect to the Offering, will be validly existing as a corporation in good standing under the laws of the State of Delaware. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character and location of its properties (owned, leased or licensed) or the nature of its businesses makes such qualification necessary, except where the failure to qualify would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company. The Company has obtained and is operating in compliance with all licenses, permits and other governmental authorizations material to the conduct of its businesses, and all such licenses, permits and other governmental authorizations are in full force and effect and the Company has not received notice of proceedings relating to the revocation or modification of any such license, permit or other governmental authorization The Company has all requisite corporate authority to own, lease and license its properties and conduct its business as not being conducted and as described in the Registration Statement and Prospectus;

               (ii) All of the outstanding shares of capital stock of the Company have been duly issued and are fully paid and non-assessable and, to such counsel's knowledge, free and clear of all liens, claims or encumbrances. No action has been taken, or to the best of such counsel's knowledge, pending or threatened to revoke the distribution of such shares by the Company to its stockholders or sale or exchange of such shares of capital stock;

               (iii) As of the date hereof, the authorized capital stock of the Company consists of _________ shares of Common Stock, $.01 par value per share and _______ shares of preferred stock, _______ par value per share. Immediately prior to consummation of the sale of Common Shares contemplated by this Agreement, there were _________ shares of Common Stock issued and outstanding, ______ shares of Class A Convertible Preferred Stock, and _______ shares of Class B Convertible Preferred Stock. The capital stock of the Company conforms in all material respects to the description thereof contained under the caption "Capital Stock of the Company" in the Prospectus. The Company has the corporate power and corporate authority to issue, sell and deliver the Common Shares in accordance with and upon the terms and conditions set forth in this Agreement and in the Registration Statement and Prospectus and the Company has duly authorized the issuance, sale and delivery of the Common Shares. All of the issued and outstanding shares of Common Stock, Class A Convertible Preferred Stock and Class B Convertible Preferred Stock of the Company are (and the Common Shares, upon issuance, delivery and receipt of payment therefor as described herein, will be) duly authorized, and assuming receipt of the consideration therefor as described in the resolutions of the board of directors of the Company authorizing issuance thereof, validly issued, fully paid and non-assessable and there are no preemptive or, to such counsel's knowledge, other rights to subscribe for or purchase any shares of Common Stock. Upon payment by the Underwriters, the Underwriters will acquire all rights with respect to the Common Shares free and clear of any pledge, lien, security interest, encumbrance, claim or equity and any restrictions on transfer imposed by the Company;

               (iv) The Company owns, or possesses rights to use, all patents, copyrights, trademarks, service marks, trade names and other rights necessary to conduct the businesses now conducted by it or as described in the Prospectus, and to such counsel's knowledge the Company has not received any notice of infringement or conflict with asserted rights of others with respect to any patents, copyrights, trademarks, service marks, trade names or other rights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company, and such counsel does not know of any basis for any such infringement or conflict;

               (v) To such counsel's knowledge, the Company is not in default in the observance of any provision of its certificate of incorporation or bylaws, or to such counsel's knowledge in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel to which it is a party or by which it or any of its properties may be bound, the effect of which could be materially adverse on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company;

               (vi) The Company has the power and authority to enter into this Agreement and the Pricing Agreement. Each of this Agreement and the Pricing Agreement has been duly authorized, executed and delivered by the Company and constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditor's rights, and except as may be limited by the exercise of judicial discretion and general principles of equity it being understood, however, that the foregoing shall mean only that if there is a default in performance of an obligation (i) if a failure to pay or other damage can be shown and
          (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses and the aforesaid exceptions, the court will provide a money damage (or perhaps injunctive relief or specific performance) remedy;

               (vii) Except for the consents, approvals, authorizations, registrations, or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Common Shares by the Underwriters, no further consent, approval, authorizations, registrations or qualifications of or with any court or any federal or state governmental or regulatory authority having jurisdiction over the Company or any of its properties or assets is required in connection with the execution or delivery by the Company of this Agreement, the Pricing Agreement, the consummation of the transactions contemplated hereby or thereby, and the issuance, sale and delivery of the Common Shares. The execution and delivery of this Agreement, the Pricing Agreement and the sale of the Common Shares to the Underwriters as therein contemplated and the consummation of the transactions contemplated thereby do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any agreement, instrument, franchise, license or permit known to such counsel to which the Company is a party or by which it or its properties or assets may be bound or (B) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company, or, to the best knowledge of such counsel, any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its properties or assets;

               (viii) There are no material contracts, agreements or other documents of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed as exhibits thereto, and the description in the Prospectus of all contracts, agreements and other documents therein described fairly present in all material respects the information required to be shown;

               (ix) Such counsel does not know of any statutes or regulations required to be described in the Prospectus which are not so described. Except as disclosed in the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company, would individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company; and, except as disclosed in the Prospectus no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

               (x) The information in the Prospectus, to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by such counsel and is correct in all material respects;

               (xi) The Registration Statement has become effective under the Act and the Rules and Regulations and the Prospectus has been filed as required under the Rules and Regulations; and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or preventing the use of the Prospectus has been issued and no proceedings for purposes of issuing a stop order or cease-and-desist proceedings have been instituted by, or are pending before, the SEC or any other state securities regulatory authority;

               (xii) The Registration Statement, the Prospectus and each amendment or supplement thereto, if any (except for the financial statements and supporting schedules included therein, as to which such counsel need express no opinion), comply as to form in all material respects with the requirements of the Act and of the Rules and Regulations;

               (xiii) Except as described in the Prospectus, there are no outstanding options, warrants or other rights under which the Company is or may become obligated to issue any shares of its capital stock or any security convertible into or exchangeable for shares of its capital stock;

               (xiv) The Company's Common Stock, including the Common Shares, have been approved for quotation on the National Association of Securities Dealers National Market System upon notice of issuance;

               (xv) The form of share certificate evidencing the Common Shares, is in due and proper form under the laws of the State of Delaware;

               (xvi) The Company is not an "investment company" as such term is defined in the Investment Company Act; and

               (xvii) No transfer taxes are required to be paid by the Underwriters in connection with the sale and delivery of the Common Shares by the Company to the Underwriters pursuant to the Underwriting Agreement.

          In rendering such opinions, such counsel may set forth the scope of the factual investigation conducted (which may be reasonably limited to the extent acceptable to counsel to the Underwriters) and may state as to matters of fact that such counsel is relying exclusively, without independent investigation or review, on one or more certificates of public officials, governmental agencies or departments or officers of the Company provided that counsel shall state that it knows of no reason why such reliance is not reasonable. In addition, as to matters of law, counsel for the Company may limit such opinion to the laws of the District of Columbia, the State of Delaware, the federal laws of the United States, and related regulations (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations or any political subdivision thereof).

          In giving the opinion required by this Section 5(b), Latham & Watkins shall additionally state they have participated in the preparation of the Registration Statement and the Prospectus, and in conferences with officers and other representatives of the Company, and representatives of the independent public accountants for the Company, and that, while they have not undertaken to determine independently, and do not assume any responsibility for, the accuracy, completeness, or fairness of the statements in the Registration Statement or Prospectus, on the basis of the foregoing no facts have come to their attention which causes them to believe that (i) the Registration Statement (except for the financial statements and schedules thereto and other financial and statistical information and data included therein or omitted therefrom, as to which such counsel need express no opinion), at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, or that the Prospectus, as of the date of such opinion (except as aforesaid), contained an untrue statement of a material fact or omits to state a material fact necessary in order to make, not misleading, (ii) there are any legal or governmental proceedings pending or threatened against the Company that are required to be disclosed in the Registration Statement or the Prospectus (except for the financial statements and schedules thereto, as to which such counsel need express no opinion), other than those disclosed therein or (iii) there are any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or referred to therein or so filled.

          In basing their opinion and other matters set forth therein on "knowledge" or other words to that effect, such phrase shall mean the actual knowledge (i.e., the conscious awareness of facts or other information) of lawyers in the firm who have given substantive legal attention to representing the Company or its affiliates in connection with this Agreement and the transactions contemplated thereunder.

          (c) Hogan & Hartson L.L.P., counsel for the Underwriters, shall have furnished to the Underwriters its favorable opinion dated as of each Closing Time, to the effect that each of the opinions and the letter delivered pursuant to Section 5(b) appears on its face to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by the Underwriters, and with respect to the legal existence of the Company, the validity of the Common Shares and this Agreement, the Registration Statement, the Prospectus and such other related matters as the Underwriters may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the District of Columbia and the federal law of the United States, upon the opinions of counsel satisfactory to the Underwriters.

          (d) At each Closing Time, (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the Company's knowledge, threatened, (ii) the Registration Statement and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the Rules and Regulations and applicable law in all material respects shall conform to the requirements of the Rules and Regulations and neither the Registration Statement nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made, not misleading, (iii) there shall not have been since the latest respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or development involving a prospective material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, (iv) no action suit or proceeding shall be pending or, to the knowledge of the Company, threatened against the Company that would be required to be set forth in the Prospectus other than as set forth therein and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company before or by any government, governmental instrumentality or court, domestic or foreign, that could result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company, other than as set forth in the Prospectus, (v) the Company shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied, in each case in connection with the sale of the Common Shares hereunder, at or prior to each Closing Time, (vi) no event of default shall exist under any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument of indebtedness of the Company, and (vii) the other representations and warranties of the Company set forth in Section 1(a) shall be accurate as though expressly made at and as of each Closing Time. At each Closing Time, the Underwriters shall have received a certificate of the Chairman or the President of the Company, and the Chief Financial Officer of the Company, dated as of such Closing Time, to such effect.

          (e) At the time of the execution of this Agreement, the Underwriters shall have received from Ernst & Young LLP a letter, dated the date of this Agreement, in form and substance satisfactory to the Underwriters, to the effect that (i) they are independent public accountants with respect to the Company within the meaning of the Rules and Regulations; (ii) in their opinion the financial statements and supporting schedules included in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations; (iii) based upon procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) any unaudited financial statements of the Company included in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Rules and Regulations, or are not fairly presented in conformity with generally accepted accounting principles applied on a basis consistent in all material respects with the audited financial statements included in the Registration Statement and the Prospectus, (B) at a specified date not more than five days prior to the date of this Agreement, there has been any change in the capital stock of the Company or any increase in the long term debt of the Company or any decrease in net assets as compared with the amounts shown in the June 30, 1996 balance sheet included in the Registration Statement and the

Prospectus, or during the period from June 30, 1996 to October __, 1996, or (C) there were any decreases, as compared with the corresponding period in the preceding year, in income and net income of the Company, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus discloses have occurred or may occur; and (iv) in addition to the examination referred to in their opinion and the procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and the Prospectus and which are specified by the Underwriters, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company identified in such letter.

          (f) At each Closing Time, the Underwriters shall have received from Ernst & Young LLP a letter, dated as of such Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection
(e) of this Section 5, except that the specified date referred to shall be a date not more than five days prior to such Closing Time.

          (g) At each Closing Time, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Common Shares as herein contemplated and the matters referred to in Section 5(c) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company or the fulfillment of any of the conditions herein contained; and all actions taken by the Company at or prior to each Closing Time in connection with the authorization, issuance and sale of the Common Shares as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

          If any condition to the Underwriters' obligations specified in this
Section 5 shall not have been fulfilled when and as required to be fulfilled by this Agreement, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the First Closing Time, and such termination shall be without liability of any part to any other party except as provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 6, 7 and 9 hereof shall remain in effect.

     SECTION 6.  Indemnification.
                 ---------------

          (a) The Company agrees to indemnify and hold harmless the Underwriters and each person if any, who controls the Underwriters within the meaning of
Section 15 of the Act or Section 20 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), as follows:

               (i) against-any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) any untrue statement or alleged untrue statement made by the Company in Section 1 hereof, or (B) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or in any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Common Shares under the securities laws thereof (any such application, document or information filing hereinafter called a "Blue Sky Application"), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or arising out of an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

               (iii) against any and all expense whatsoever, as incurred, (including, subject to Section 6(c) below, fees and disbursements of counsel chosen by the Underwriters) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

Provided however, that the indemnification provided hereunder does not apply to
----------------
any loss, liability, claim, damage or expense to the extent arising out of (i) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with Underwriters' Information, or (ii) any untrue statement or omission or alleged untrue statement or omission contained in any Preliminary Prospectus and corrected in the Prospectus and (A) such loss, liability, claim, damage or expense suffered by the Underwriters (or person controlling the Underwriters) resulted from an action, claim or suit by a person who purchased the

Common Shares from the Underwriters in the Offering and (B) the Underwriters failed to deliver a copy of the Prospectus (as then amended, if the Company shall have amended the Prospectus) to such person at or prior to the confirmation of the sale of such Common Shares in any case where such delivery is required by the Act or by the Rules and Regulations, unless such failure was due to failure by the Company to provide copies of the Prospectus (as so amended) to the Underwriters as required by this Agreement. The indemnification obligations of the Company hereunder shall be in addition to any liability which the Company may otherwise have.

          (b) The Underwriters agree to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in
Section 6(a) hereof but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any Preliminary Prospectus or Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with Underwriters' Information.

          (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced or threatened against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying party or parties be liable for fees and expenses of more than one counsel (in addition to local counsel) separate from counsel for the indemnifying party or parties for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     SECTION 7.  Contribution.  In order to provide for just and equitable
                 ------------
contribution in circumstances under which the indemnity provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the

Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company and the Underwriters, as incurred, in such proportions that (a) the Underwriters is responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial public offering price appearing thereon and (b) the Company is responsible for the balance; provided however, that no person guilty of
                             ----------------
fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person if any, who controls the Underwriters within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriters, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

     SECTION 8.  Default of Underwriters.  It shall be a condition to this
                 -----------------------
Agreement and the obligation of the Company to sell and deliver the Common Shares hereunder, and a condition of your obligations or the obligation of each Underwriter, as the case may be, to purchase the Common Shares in the manner as described herein, that, except as hereinafter in this paragraph provided, each of you or the Underwriters, as the case may be, shall purchase and pay for all the Common Shares agreed to be purchased by you or such Underwriter hereunder upon tender to you individually or as the Representative of the Underwriters, of all such shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Common Shares hereunder on either the First or Option Closing Time and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase at such Closing Time does not exceed 10% of the total number of Common Shares which the Underwriters are obligated to purchase at such Closing Time, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Common Shares which such defaulting Underwriters agreed but failed to purchase at such Closing Time. If any Underwriter or Underwriters so default and the aggregate number of Common Shares with respect to which such default occurs is more than the above percentage and arrangements satisfactory to the Representative and the Company for the purchase of such Common Shares by other persons are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company except for the expenses to be paid by the Company pursuant to Section 4 hereof and except to the extent provided in Sections 6 and 7 hereof.

          If applicable, in the event that Common Shares to which a default relates are to be purchased by the nondefaulting entities or by another party or parties, you or the Company shall have the right to postpone the First or Option Closing Time, as the case may be, for not more than five business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     SECTION 9.  Representations, Warranties and Agreements to Survive Delivery.
                 --------------------------------------------------------------
All representations, warranties, indemnities, agreements and other statements of the Company or its officers and the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company or the Underwriters or controlling person of the Underwriters and shall survive delivery of the Common Shares to the Underwriters and payment therefor.

     SECTION 10.  Effective Date.  This Agreement shall become effective upon
                  --------------
the later of (a) the execution of the Pricing Agreement and (b) release by the SEC of the notification of effectiveness of the Registration Statement. Should this Agreement not become effective at or prior to 11:59 p.m. on the fourth business day following the date hereof, such Agreement shall be of no further effect between the parties thereto, without liability of any party to any other party, except to the extent provided in Sections 4, 6 and 7 hereof.

     SECTION 11.  Termination of Agreement.
                  ------------------------

          (a) The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there shall have been, since the date of this Agreement or since the latest respective dates as of which information is given in the Prospectus, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business or (ii) if there shall have occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis or material adverse change in financial or economic conditions, in each case the effect of which on the financial markets of the United States is such as to make it, in the Underwriters' judgment, impracticable to market the Common Shares or to enforce contracts for the sale of the Common Shares or (iii) if trading in any Common Shares of the Company has been suspended by the Securities and Exchange Commission (the "Commission"), SEC or the NASD, or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading shall have been filed, or maximum ranges for prices for Common Shares have been required, by any such exchange or by order of the SEC, the NASD or any other governmental authority or (iv) if a banking moratorium has been declared by any one of authorized federal banking authorities.

          (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 6, 7 and 8 hereof shall remain in effect.

     SECTION 12.  Notices.  All notices and other communications under this
                  -------
Agreement and the Pricing Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Friedman, Billings, Ramsey & Co., Inc., Potomac Towers, 1001 Nineteenth Street North, Arlington, Virginia 22209, attention of Suzanne Richardson, Managing Director (with a copy to J. Warren Gorrell, Jr., Hogan & Hartson L.L.P., 555 Thirteenth Street, NW, Washington, DC 20004); and notices to the Company shall be directed to it at 6800 Virginia Manor Road, Beltsville, Maryland 20705, attention of
________________.

     SECTION 13.  Successors.  This Agreement will inure to the benefit of and
                  ----------
be binding upon the parties hereto, and to the benefit of the officers and directors and controlling persons referred to in Section 6, and in each case their respective successors, personal representatives and assigns, and no other person will have any right or obligation hereunder. Notwithstanding the foregoing, this Agreement shall not be assignable by the parties. The term "successors" shall not include any purchaser of the Common Shares as such from the Underwriters merely by reason of such purchase.

     SECTION 14.  Partial Unenforceability.  The invalidity or unenforceability
                  ------------------------
of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

     SECTION 15.  Governing Law and Time.  This Agreement and the Pricing
                  ----------------------
Agreement shall be governed by and construed in accordance with the law of the Commonwealth of Virginia without regard to principles of conflicts of laws. Except as otherwise set forth herein, specified times of day refer to Washington, D.C. time.

     SECTION 16.  General.  This Agreement constitutes the entire agreement of
                  -------
the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each one of which shall be an original, and all of which shall constitute one and the same document.

          In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and Friedman, Billings, Ramsey & Co., Inc.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the several Underwriters and the Company in accordance with its terms.

                                         Very truly yours,

                                         DIGEX, INCORPORATED


                                         By:
                                            ----------------------------------
                                         Name:
                                              --------------------------------
                                         Title:
                                               -------------------------------

CONFIRMED AND ACCEPTED,
as of the date first above written:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.


By:
   -----------------------------------
Name:
     ---------------------------------
          Authorized Signatory

                                                                       EXHIBIT A


                              DIGEX, INCORPORATED


                        3,750,000 Shares of Common Stock
                           ($.01 par value per share)


                               PRICING AGREEMENT
                               -----------------



                                                                          , 1996
                                                       -------------------

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
Potomac Towers
1001 Nineteenth Street North
Arlington, Virginia 22209

Ladies and Gentlemen:

          Reference is made to the Purchase Agreement, dated ___________, 1996 (the "Purchase Agreement"), relating to the purchase by the Underwriters, with Friedman, Billings, Ramsey & Co., Inc., as their representative (the "Underwriters") of the above Shares of DIGEX, Incorporated (the "Company").

          Pursuant to Section 2 of the Purchase Agreement, the Company agrees with the Underwriters as follows:

          1. The initial public offering prices for the Shares, determined as provided in said Section 2, shall be $_________ per Share.

          2. The purchase prices for the Shares to be paid by the Underwriters shall be $___________ per Share (the "Purchase Price"), being an amount equal to the initial public offering price set forth above less $___________ per Share.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                         Very truly yours,

                                         DIGEX, INCORPORATED


                                         By:
                                            -----------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------


CONFIRMED AND ACCEPTED,
as of the date first above written:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.


By:
   -----------------------------------
Name:
     ---------------------------------
        Suzanne Richardson
Title:  Managing Director

                                   SCHEDULE A
==============================================================================

                                                Number of Firm
                                                Common Shares
Name of Underwriter                             To Be Purchased
---------------------                           ---------------

---------------------   ---------------------

---------------------   ---------------------

---------------------   ---------------------

---------------------   ---------------------

---------------------   ---------------------

---------------------   ---------------------

---------------------   ---------------------

---------------------   ---------------------

---------------------   ---------------------

---------------------   ---------------------

---------------------   ---------------------

---------------------   ---------------------

---------------------   ---------------------
                                                  ---------
                        Total................     3,750,000
                                                  ---------


==============================================================================